UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2007

HealthSouth Corporation

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 5, 2007, HealthSouth Corporation (the “Company”) issued a press release reporting the financial results of the Company for the three and nine months ended September 30, 2007. A copy of the press release is attached to this report as Exhibit 99 and incorporated herein by reference.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the press release includes non-GAAP financial measures, including “Adjusted Consolidated EBITDA.” The Company continues to believe Adjusted Consolidated EBITDA under its Credit Agreement is a measure of leverage capacity, its ability to service its debt, and its ability to make capital expenditures. However, as the Company continues to deleverage its balance sheet and the large, non-ordinary course charges related to the “sins of the past” are behind the Company, this measure will become less significant.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s Credit Agreement, which is discussed in more detail in Note 9, Long-term Debt, to the consolidated financial statements included in its Current Report on Form 8-K filed on March 30, 2007 (the “March 2007 Form 8-K”). These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company’s capitalization. Non-compliance with these financial covenants under the Credit Agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms as favorable to those in the Company’s existing Credit Agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to Adjusted Consolidated EBITDA all unusual non-cash items or non-recurring items. These items include, but may not be limited to, (1) expenses associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company’s recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 25, Contingencies and Other Commitments, to the consolidated financial statements included in our March 2007 Form 8-K, (5) compensation expenses recorded in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, (6) investment and other income (including interest income), and (7) fees associated with our divestiture activities.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for Net income (loss) or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to Net income (loss), which reconciliation is set forth in the press release attached as Exhibit 99, and to Net cash used in operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the March 2007 Form 8-K.

Reconciliation of Adjusted Consolidated EBITDA to Net Cash Used in Operating Activities

	Nine Months Ended
	September 30,
	2007	2006
	(In Millions)
Adjusted Consolidated EBITDA	$ 236.0	$ 293.0
Compensation expense under FASB Statement No. 123(R)	(8.1)	(11.6)
Sarbanes-Oxley related costs	(0.3)	(4.2)
Provision for doubtful accounts	26.6	25.9
Professional fees—accounting, tax, and legal	(44.3)	(99.4)
Interest expense and amortization of debt discounts and fees	(177.9)	(176.8)
(Gain) loss on sale of investments	(12.3)	0.7
Equity in net income of nonconsolidated affiliates	(7.4)	(6.8)
Minority interests in earnings of consolidated affiliates	23.2	22.8
Amortization of debt discounts and fees	6.1	16.3
Distributions from nonconsolidated affiliates	3.6	4.3
Stock-based compensation	6.1	9.0
Current portion of income tax benefit (expense)	290.9	(8.7)
Change in assets and liabilities	(343.5)	(87.4)
Change in government, class action, and related settlements liability	(110.3)	(87.2)
Other operating cash (used in) provided by discontinued operations	(34.5)	32.6
Other	0.5	(1.8)
Net Cash Used in Operating Activities	$ (145.6)	$ (79.3)

We also use operating earnings as an analytical indicator to assess our performance. We define operating earnings as income before (1) loss on early extinguishment of debt, (2) interest expense and amortization of debt discounts and fees, (3) other income, (4) loss on interest rate swap, and (5) income tax (benefit) expense. The calculation of operating earnings for the three and nine months ended September 30, 2007 and 2006 is included in the press release attached as Exhibit 99. Operating earnings is not a defined measure of financial performance under GAAP and should not be considered as an alternative to Net income (loss) as an operating performance measure. Because operating earnings is not a measure determined in accordance with GAAP and is susceptible to varying calculations, operating earnings, as presented, may not be comparable to other similarly titled measures presented by other companies.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: November 5, 2007

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of HealthSouth Corporation, dated November 5, 2007.